July 11, 1995

                                    ADDENDUM

         All parties to the Letter Agreement dated July 7, 1995 (the "Parties"), modifying and amending the Settlement Agreement dated December 16, 1994 (the "Letter Agreement"), hereby agree that the former Metallurgical Industries, Inc., n/k/a BRIA Communications Corp. ("BRIA") is not presently capable of registering shares pursuant to Form S-8 Registration Statement as promulgated by the Securities Act of 1933. This incapacity stems from BRIA's non-filing of periodic reports as required by Section 13 or 15(d) of the Securities Exchange Act of 1934.

         The Parties agree that BRIA will register the shares discussed in the Letter Agreement pursuant to Form S-8 as soon as it is legally entitled. Such registration will be lawful and will occur upon BRIA's filing of all past due periodic reports. The Parties acknowledge that such filings are contingent upon BRIA's receipt of the detail trial balance for the period January 1, 1994 through December 31, 1994, from Richard T. Johnson.

         IN WITNESS WHEREOF, the Parties have executed this Addendum to the Letter Agreement on the above date.

Canton Industrial Corporation                 A-Z Professional Consultants, Inc.


/s/ Richard Surber                            /s/ Richard Surber
Richard Surber, President                     Richard Surber, President


BRIA Communications Corp.                     Ira L. Friedman


/s/ Richard Lifschutz                         /s/ Ira L. Friedman
Richard Lifschutz, President                  Ira L. Friedman


Richard T. Johnson


/s/ Richard T. Johnson
Richard T. Johnson